Exhibit 10.1

FORTUNE BRANDS

CORPORATE PERFORMANCE SHARES: EPS & ROIC

2006-2008 PERFORMANCE PERIOD
		% of Performance Shares Earned

Diluted Cumulative EPS	Maximum	100	125	150
	Target	75	100	125
	Minimum	50	75	100

		Minimum	Target	Maximum

		Ending Annual ROIC